UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 31, 2007

Neurocrine Biosciences, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-22705	33-0525145
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

12790 El Camino Real
San Diego, California	92130
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (858) 617-7600
Not Applicable.
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EXHIBIT 10.1

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On May 31, 2007, our Board of Directors approved an amendment to our 2003 Incentive Stock Plan (the “2003 Plan”). The amendment (i) limits the aggregate number of shares of Common Stock with respect to which awards of Restricted Stock, Restricted Stock Units and Stock Bonuses (each as defined in the 2003 Plan) or a combination thereof shall be made under the 2003 Plan to 50% of the aggregate number of shares of Common Stock available under the 2003 Plan and (ii) eliminates promissory notes as a potentially permissible method of consideration to be paid for shares of Common Stock issuable upon exercise of awards granted under the 2003 Plan. A copy of the 2003 Plan, as amended, is attached as Exhibit 10.1 hereto and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Number	Description

10.1	Neurocrine Biosciences, Inc. 2003 Incentive Stock Plan, as amended.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROCRINE BIOSCIENCES, INC.
By:	/s/ Timothy P. Coughlin
Timothy P. Coughlin
Vice President and Chief Financial Officer

Date: May 31, 2007

EXHIBIT INDEX

Number	Description

10.1	Neurocrine Biosciences, Inc. 2003 Incentive Stock Plan, as amended.